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                                                                    EXHIBIT 99.1
                     AGREEMENT AND PLAN OF REORGANIZATION


                            among EMUSIC.COM INC.,

                             GNB CORPORATION, and

                                TUNES.COM INC.




                               November 29, 1999
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                     AGREEMENT AND PLAN OF REORGANIZATION


          This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into this 29th day of November 1999, by and among EMusic.com Inc., a Delaware corporation ("Acquiror"), GNB Corporation, a Delaware corporation and wholly-owned subsidiary of Acquiror ("Sub"), and Tunes.com Inc., a Delaware corporation ("Target").

                                   RECITALS

          A. The parties intend that, subject to the terms and conditions hereinafter set forth, Sub shall be merged with and into Target, with Target the surviving corporation (the "Merger"), pursuant to Certificate of Merger substantially in the form attached hereto as Exhibit A (the "Certificate of Merger") and the applicable provisions of the laws of the State of Delaware. Upon the Merger, the Target Stockholders shall be entitled to receive shares of Acquiror common stock, par value $0.001 per share, at the exchange ratio set forth herein.

         B. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

                                   AGREEMENT

         NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein, the parties agree as follows:

1.   Definitions.

1.1 "Acquiror Shares" shall mean 10,600,000 shares of Acquiror common stock, par value $0.001 per share.

1.2 "Affiliate" shall have the meaning set forth in the rules and regulations promulgated by the Commission pursuant to the Securities Act.

1.3  "Closing" and "Closing Date" shall have the meanings set forth in Section
2.4.

1.4  "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.5  "Commission" shall mean the Securities and Exchange Commission.

1.6 "Confidential Information" shall mean that information of a party ("Disclosing Party") which is disclosed to another party ("Receiving Party") pursuant to this Agreement, in written form and marked "Confidential." If Confidential Information is initially disclosed orally, the Disclosing Party shall send a written summary of such information to the Receiving Party within fifteen (15) days of disclosure and mark such summary "Confidential." Confidential Information shall

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include, but not be limited to, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics, designs, contracts, customer lists, financial information, sales and marketing plans and business information.

1.7 "Contaminant" shall mean, without limitation, any pollutants, residues, infectious materials, flammable, dangerous, toxic or hazardous substances, hazardous materials or waste of any description whatsoever, except for non-hazardous waste of the kind generated in the normal course of operations, including any of the foregoing as defined in or regulated under any Environmental Law, including but not limited to polychlorinated biphenyls, asbestos or asbestos containing materials, petroleum and petroleum containing materials.

1.8 "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

1.9  "Delaware Law" shall mean the Delaware General Corporation Law, as amended.

1.10 "Dissenting Shares" shall mean any Target Shares held by Persons who have not voted such shares for approval of the Merger and with respect to which such Persons have become entitled to exercise dissenter's rights in accordance with the Delaware Law.

1.11 "Effective Time" shall mean the time the Merger becomes effective as defined in Section 2.5.

1.12 "Entity" shall mean a corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

1.13 "Environmental Activity" shall mean, without limitation, any activity, event or circumstance in respect of a Contaminant, including, without limitation, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, recycling, stabilization, disposition, handling or transportation or its affirmative or accidental release into the natural environment including movement through or in the air, soil, subsoil, surface water or groundwater or any other activity, event or circumstance which is subject to any of the Environmental Laws including but not limited to noise, vibration, odor or similar nuisance.

1.14 "Environmental Laws" shall mean laws relating to the environment or any Environmental Activity.

1.15 "Exchange Ratio" shall mean that ratio at which each outstanding Target Share will be converted into the right to receive shares of Acquiror Common Stock. The Exchange Ratio shall equal the number of Acquiror Shares divided by the number of Target Shares outstanding at the Effective Time on a fully-diluted basis (including all options, warrants or other rights to acquire Target Shares issued and outstanding at the Effective Date).

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1.16 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

1.17 "GAAP" shall mean United States of America generally accepted accounting principles, consistently applied.

1.18 "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or
(c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body, or Entity and any court or other tribunal).

1.19 "Indemnification Period" shall mean the period commencing on the Closing Date and ending at the close of business on the first anniversary of the Closing Date.

1.20 "Legal Proceeding" shall mean any action, suit, litigation, arbitration proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving any court or other Governmental Body or any arbitrator or arbitration panel.

1.21 "Material" when capitalized and used in reference to the business, products or financial situation of Target shall be construed, except as specifically provided, to qualify the matter referred to herein to matters with a value in excess of $50,000. For example, a "Material adverse effect" would be an adverse effect resulting in costs or expenses in excess of $50,000. When the word "material" is not capitalized it shall mean material with respect to the matter referenced. For example, a reference to a material breach of a particular agreement would mean a breach that is material with respect to the particular contract (and not necessarily with respect to the overall business of Target or Acquiror).

1.22 "Merger" shall mean the merger of Sub with and into Target, on the terms and conditions described herein.

1.23 "Music Rights" shall mean any rights (whether on an exclusive or nonexclusive basis) to music recording masters, musical arrangements, musical compositions, lyrics, sound recordings, or album artwork and graphics or other music-related Proprietary Assets, together with the associated copyrights.

1.24 "Person" shall mean any individual, Entity or Governmental Body.

1.25 "Proprietary Asset" shall mean: (a) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design,

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blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right; and (b) any right to use or exploit any of the foregoing including rights granted by third parties under license agreements.

1.26 "Proxy Statement" shall mean a joint proxy statement prepared by Target and Acquiror and distributed to the stockholders of Target and Acquiror as required pursuant to Section 7.5 hereof.

1.27 "Registration Statement" shall mean a registration statement filed with the Commission covering the issuance of the Acquiror Shares to the Target stockholders and warrant holders.

1.28 "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants and advisors.

1.29 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

1.30 "Target Stockholders" shall mean the holders of the Target Shares and those who have a right to acquire any Target Shares.

1.31 "Target Shares" shall mean the shares of Target capital stock issued and outstanding at the Effective Time.

1.32 "Target Transaction Costs" shall mean legal, investment banking and accounting fees and other out of the ordinary course expenses incurred by Target and the Target Stockholders in connection with the Merger, but shall not include
(a) integration costs incurred following the Merger at the request of Acquiror, or (b) costs incurred by Acquiror in connection with any required premerger notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

1.33 "Tax" or "Taxes" shall mean all U.S. federal, territorial, state, municipal, local or other taxes, including without limitation income capital, sales and use taxes, value added and goods and services taxes, excise taxes, transfer and stamp taxes, custom duties and franchise taxes, real and personal property taxes and payroll taxes (including tax withholdings, employer health taxes, workers' compensation assessments and ERISA plans and unemployment insurance premiums, contributions and remittances and the U.S. equivalents thereof), and penalties, interest and surcharges in respect of any of the foregoing and all words derived from or including the word "Tax," such as "Taxing" and "Taxation" shall bear a corresponding meaning.

1.34 "Transaction Documents" shall mean all documents or agreements required to be delivered by any party hereunder including the Certificate of Merger.

2.   Plan of Reorganization.

2.1 The Merger. Subject to the terms and conditions of this Agreement, Sub shall be merged with and into Target in accordance with the applicable provisions of the laws of the State of Delaware and with the terms and conditions of this Agreement so that:

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(a) At the Effective Time, Sub shall be merged with and into Target. As a result of the Merger, the separate corporate existence of Sub shall cease and Target shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of Sub in accordance with the laws of the State of Delaware.

(b) The Certificate of Incorporation and the Bylaws of Sub in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws, respectively, of the Surviving Corporation after the Effective Time unless and until further amended as provided by law.

(c) The directors and officers of Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation after the Effective Time. Such directors and officers shall hold their position until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of Surviving Corporation.

2.2      Cancellation of Shares and Delivery of Consideration.

(a) At the Effective Time, each share of Target capital stock, if any, that is owned directly or indirectly by Target shall be canceled and no cash or other consideration shall be delivered in exchange therefor.

(b) Subject to Section 2.2(f) hereof, at the Effective Time, each Target Share (other than shares owned directly or indirectly by Target) shall, by virtue of the Merger, and without further action on the part of any holder thereof, be converted and exchanged for the right to receive that number of Acquiror Shares as is equal to the product of the Exchange Ratio and one.

(c) At the Effective Time, each share of capital stock of Sub outstanding immediately prior to the Merger shall, by virtue of the Merger, and without further action on the part of any holder thereof, continue to be issued and shall be converted into one share of Target common stock.

(d) The Exchange Ratio shall be adjusted to reflect the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Shares), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target capital stock occurring after the date hereof and prior to the Effective Time.

(e) No fraction of a share of Acquiror Common Stock shall be issued, but in lieu thereof each holder of Target Shares who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average last sale price of a share of Acquiror Common Stock for the twenty most recent days that Acquiror Common Stock has traded ending on the trading day immediately prior to the Effective Time.

(f) Any Dissenting Shares shall not be converted into Acquiror Common Stock but shall instead be

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converted into the right to Dissenting Shares pursuant to the Delaware Law.
Target agrees that, except with the prior written consent of Acquiror, or as required under the Delaware Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares (a "Dissenting Stockholder") who, pursuant to the provisions of the Delaware Law, becomes entitled to payment for Target Shares shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such stockholder of a certificate or certificates representing Target Shares, the number of shares of Acquiror Common Stock to which such stockholder would otherwise be entitled under this Section 2.2 less the number of shares of Acquiror Common Stock allocable to such stockholder that have been deposited in the Indemnity Escrow.

2.3   Exchange Procedures.

(a) Following the Closing Date, Acquiror shall mail to each holder of record of certificate(s) or other documents which represent Target Shares (the "Certificates"), to be exchanged pursuant to Section 2.2 hereof (i) a letter of transmittal (which shall specify that, with respect to the Certificates, delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Acquiror and shall be in such form and have such other provisions as Acquiror shall reasonably require) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for Acquiror Shares. Upon surrender of a Certificate for cancellation to Acquiror, together with such letter of transmittal, duly executed, the holder of such Certificates shall be entitled to receive in exchange therefor his allocation of the Acquiror Shares as to which such holder is entitled pursuant to Section 2.2 hereof. Certificates so surrendered pursuant to this Section 2.3 shall forthwith be canceled (if not otherwise canceled or terminated in accordance with their terms). In the event of a transfer of ownership of Target Shares which is not registered on the transfer records of Target, the appropriate number of Acquiror Shares may be delivered to a transferee if the Certificate representing such transferred security is presented to Acquiror and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent solely the right to receive upon such surrender that number of Acquiror Shares (without interest and subject to applicable withholding, escheat and other laws) to which such holder is entitled.

(b) Notwithstanding anything to the contrary in this Section 2.3, none of Acquiror, the Surviving Corporation or any party hereto shall be liable to a holder of Target Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(c) The Acquiror Shares paid in accordance with the terms hereof shall be deemed to be in full satisfaction of all rights pertaining to such Target Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Target Shares. If, after

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the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in Section 2.2.

(d) In the event any Certificates evidencing Target Shares shall have been lost, stolen or destroyed, Acquiror shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such holder's allocation of Acquiror Shares, as may be required pursuant to Section 2.2; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.4  The Closing. Subject to termination of this Agreement as provided in
Section 11 below, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gray Cary Ware & Freidenrich LLP at 10:00 a.m. local time on the date three (3) days following the satisfaction of all conditions to closing set forth herein, or such other place, time and date as Acquiror and Target may mutually select (the "Closing Date").

2.5 Effective Time. Simultaneously with the Closing, the Certificate of Merger shall be filed in the offices of the Secretary of State of the State of Delaware. The Merger shall become effective immediately upon the filing of the Certificate of Merger with such office (the "Effective Time").

2.6 Restrictions on Transfers. Notwithstanding anything to the contrary set forth herein, the holders of the Acquiror Shares, may not, during the six months following the Effective Time, offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of the Acquiror Shares except to the extent such Acquiror Shares are transferred as a gift or gifts, bequested or transferred to a family trust (provided that any such case the transferee agrees in writing to be bound by the terms hereof). The foregoing restriction is expressly agreed to preclude holders of the Acquiror Shares from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during such period. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Acquiror Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Acquiror Shares. Acquiror shall have the right to impose a legend on the certificates representing the Acquiror Shares consistent with the foregoing and to enter stop transfer instructions with Acquiror's transfer agent against the transfer of the Acquiror Shares except in compliance with this restriction.

3. Representations and Warranties of Target. Except as otherwise set forth in the "Target Disclosure Schedule," referencing the appropriate section and paragraph numbers, to be provided to Acquiror concurrent with the execution of this Agreement, Target represents and warrants to Acquiror as set forth below. No fact or circumstance disclosed to Acquiror by Target shall

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constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the Target Disclosure Schedule.

3.1 Organization. Target is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has corporate power and authority to carry on its business as it is now being conducted and as it is proposed to be conducted. Target is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary. The Target Disclosure Schedule contains a true and complete listing of the locations of all sales offices, manufacturing facilities, and any other offices or facilities of Target and a true and complete list of all jurisdictions in which Target maintains any employees. The Target Disclosure Schedule contains a true and complete list of all jurisdictions in which Target is duly qualified to transact business as a foreign corporation. True and complete copies of Target's charter documents as in effect on the date hereof and as to be in effect immediately prior to the Closing, have been provided to Acquiror or its Representatives.

3.2  Capitalization.

(a)  The authorized capital stock of Target consists of:

(i) 11,500,000 shares of Target Common Stock, par value $0.01 per share, of which 1,450,530 shares are issued and outstanding and held of record by the Target Stockholders named in Section 3.2(a) of the Target Disclosure Schedule;

(ii) (A) 2,500,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of which (1) 1,666,666 shares are designated as Series A-I Convertible Preferred Stock, 1,666,666 shares of which are issued and outstanding, (2) 200,000 shares are designated as Series A-II Convertible Preferred Stock, all of which are issued and outstanding, (3) 150,000 shares are designated as Series A-III Convertible Preferred Stock, all of which are issued and outstanding; and (4) 300,000 shares are designated as shares of Series A-IV Convertible Preferred Stock, 76,165 shares of which are issued and outstanding;
(B) 500,000 shares of Series B Convertible Preferred Stock, par value $0.01 per share, of which 472,000 shares are issued and outstanding; (C) 533,340 shares of Series C Convertible Preferred Stock, par value $0.01 per share, of which 533,334 shares are issued and outstanding; (D) 800,000 shares of Series D Convertible Preferred Stock, par value $0.01 per share, of which 666,136 shares are issued and outstanding; (E) 1,999,999 shares of Series E Stock, 1,955,661 of which are issued and outstanding; and (F) 666,661 shares of undesignated preferred stock, issuable in series, none of which are issued and outstanding. The shares of issued and outstanding Preferred Stock are held of record by the Target Stockholders named in Section 3.2(a) of the Target Disclosure Schedule. Each share of issued and outstanding Target Preferred Stock is currently convertible into one share of Target Common Stock.

(b) Except as set forth in Section 3.2(b) of the Target Disclosure Schedule, there are no outstanding options, warrants, rights, commitments, conversion rights, rights of exchange, plans or other

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outstanding agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of Target other than as contemplated by this Agreement. Except as set forth in Section 3.2(b) of the Target Disclosure Schedule, there are no voting trust, buy-sell or other similar agreements in effect among the Target Stockholders or with Target. Section 3.2(b) of the Target Disclosure Schedule sets forth a description of all outstanding vesting restrictions or other rights of Target to re-acquire Target Shares.

(c) All of the outstanding securities of Target have been duly authorized and are validly issued, fully paid and nonassessable. All securities of Target were issued in compliance with applicable securities laws. Except as set forth in
Section 3.2(c) of the Target Disclosure Schedule, none of Target's outstanding securities were issued in consideration in whole or in part for any contribution, transfer or assignment of any Proprietary Assets.

3.3 Power, Authority and Validity. Target has the corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of Target, and no other corporate proceedings are necessary to authorize this Agreement or the other Transaction Documents except for: (i) the approval of the Merger and the Transaction Documents by the stockholders of Target and (ii) the other approvals and consents by the stockholders of Target listed on Schedule 3.3 or otherwise contemplated by the Proxy Statement. Except as set forth in Section 3.3 of the Target Disclosure Schedule, Target is not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the other Transaction Documents. This Agreement is, and each of the other Transaction Documents to which Target will be a party, when executed and delivered by Target shall be, the valid and binding obligation of Target enforceable in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.4      Financial Statements.

(a) Schedule 3.4(a) of the Target Disclosure Schedule sets forth the balance sheet and consolidated statements of operations and changes in financial condition for the two fiscal years ended December 31, 1998 and for the nine month period ended September 30, 1999 (collectively, the "Target Financial Statements"). The Target Financial Statements, including the notes thereto, were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto. The Target Financial statements fairly present the consolidated financial

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condition and operating results of Target and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Target accounting policies except as described in the notes to the Target Financial Statements.

(b) Except and to the extent reflected or reserved against in the Target balance sheet as of September 30, 1999 (the "Target Balance Sheet"), Target does not have, as of the date of such balance sheet, any liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in a balance sheet (or the notes thereto). The aggregate reserves, if any, reflected on the Target Financial Statements are adequate in light of the contingencies with respect to which they are made.

(c) As of the respective dates of Target Financial Statements, the Target has no debt, liability, or obligation of any nature, whether accrued, absolute or contingent that is as not reflected or reserved against in the Target Financial Statements in accordance with GAAP. Except as set forth on Schedule 3.4(c) of the Target Disclosure Schedule, all debts, liabilities, and obligations incurred after the date of the Target Financial Statements, whether absolute or contingent, were incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

3.5      Tax Matters.

(a) Except as set forth in Section 3.5 of the Target Schedule Disclosure, Target has fully and timely, properly and accurately filed all Tax returns and reports required to be filed by it (the "Target Returns"), including all federal, foreign, state and local returns and reports for all years and periods for which any such returns or reports were due. The Target Returns and all other Tax returns and reports filed by Target were prepared in the manner required by applicable law. Except for any goods and services income Tax due upon the filing of the Target Returns, all income, sales, use, occupation, property or other Taxes or assessments due from Target have been paid, and there are no pending assessments, asserted deficiencies or claims for additional Taxes that have not been paid. The reserves for Taxes, if any, reflected on the Target Financial Statements are adequate and there are no Tax liens on any property or assets of Target except in respect of Taxes which are not due and payable. There have been no audits or examinations of any Tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further Tax liability beyond that shown on the respective Tax reports or returns. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income Tax return or report for any period.

(b) All Taxes which Target has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

(c) Target is not a party to any tax-sharing agreement or similar arrangement with any other party.

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(d) At no time has Target been included in the federal consolidated income Tax return of any affiliated group of corporations.

(e) Except as set forth on Section 3.5(e) of the Target Disclosure Schedule, no payment which Target is obliged to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agreement, severance agreement or otherwise will constitute an excess parachute payment as defined in Section 280G of the Code.

(f) Target will not be required to include any adjustment in taxable income for any Tax period (or portion thereof) ending after the Closing Date pursuant to
Section 481(c) of the Code or any comparable provision of the Tax laws of any jurisdiction requiring Tax adjustments as a result of a change in method of accounting implemented by Target prior to the Closing Date for any Tax period (or portion thereof) ending on or before the Closing Date or pursuant to the provisions of any agreement entered into by Target prior to the Closing Date with any taxing authority with regard to the Tax liability of Target for any Tax period (or portion thereof) ending on or before the Closing Date.

(g) Target is not currently under any contractual obligation to pay to any Governmental Body any Tax obligations of, or with respect to any transaction relating to, any other Person or to indemnify any other Person with respect to any Tax.

3.6 Absence of Certain Changes or Events. Except as set forth in Section 3.6 of the Target Disclosure Schedule, from September 30, 1999, Target has not:

(a) suffered any Material adverse change in its financial condition or in the operations of its business, nor any Material adverse change in its balance sheet, including but not limited to cash distributions or decreases in the net assets of Target inconsistent with the projected results of operations shown in Target's fourth quarter fiscal year 1999 budget, a copy of which has been delivered to Acquiror;

(b) suffered any physical damage, destruction or loss, whether or not covered by insurance, which is Material;

(c) granted or agreed to make any increase in the compensation payable or to become payable by Target to its officers or employees;

(d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of Target or declared any direct or indirect redemption, retirement, purchase or other acquisition by Target of such shares;

(e) issued any shares of capital stock of Target or any warrants, rights, options or entered into any commitment relating to the shares of Target;

(f) made any change in the accounting methods or practices it followed, whether for general financial or Tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

(g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of business;

(h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except in the ordinary course of their business;

(i) suffered any dispute involving any employee that could reasonably be expected to have a Material adverse effect on Target;

(j) engaged in any activity or entered into any commitment or transaction (including without limitation any borrowing or capital expenditure), in either case, other than in the ordinary course of business;

(k) incurred any liabilities, absolute or contingent except for (i) liabilities identified as such in the "liabilities" column of the Target Financial Statements; (ii) accounts payable or accrued salaries that have been incurred by Target since September 30, 1999, in the ordinary course of business and consistent with Target's past practices; and (iii) liabilities in Section 3.6(k) of the Target Disclosure Schedule;

(l) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, other than any purchase money security interests incurred in the ordinary course of business;

(m) made any capital expenditure or commitment for additions to property, plant or equipment, in the aggregate, in excess of Twenty Five Thousand Dollars ($25,000);

(n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its Affiliates, officers, directors or stockholders or any Affiliate or associate of any of the foregoing;

(o) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed in the Target Disclosure Schedule; or

(p) agreed to take any action described in this Section 3.6 or outside of its ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

    3.7 Title and Related Matters. Except as set forth in Section 3.7 of the Target Disclosure Schedule, Target has good and marketable title to all the properties, interests in properties and assets, real and personal, reflected in the Target Financial Statements or acquired after the date of the Target Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the date of the Target Financial Statements in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except as set forth in Section
3.7 of the Target Disclosure Schedule. Except as noted in Section 3.7 of the Target Disclosure Schedule, the equipment of Target used in and material to the operation of its business taken as a whole is in reasonable operating condition and repair, subject to normal wear and tear. All real or personal property leases to which Target is a party are valid, binding, enforceable and effective in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies. To the knowledge of Target, there is not under any of such leases any existing default by Target or, any other event of default or event which, with notice or lapse of time or both, would constitute a default by any other party to such leases. Section 3.7 of the Target Disclosure Schedule contains a description of all real property leased or owned by Target, describing its interest in said property, including a summary description of each parcel and the buildings, structures and improvements thereon. Section 3.7 of the Target Disclosure Schedule contains a description of all Material tangible personal property leased or owned by Target, describing its interest in said property. True and correct copies of Target's real property and such Material personal property leases have been provided or made available to Acquiror or its Representatives.

3.8      Music Rights.

(a) Section 3.8(a)(i) of the Target Disclosure Schedule sets forth a true and complete list or summary of all Music Rights owned by Target. Section 3.8(a)(ii) of the Target Disclosure Schedule sets forth a true and complete list or summary of all Music Rights licensed by or to Target, including a description of whether such rights are exclusive or non-exclusive, whether the rights include the right to distribute tangible copies, custom compilations or digital downloads of the music in question, the expiration date of such rights and any territorial limitations of such rights. Except as set forth in Section 3.8 of the Target Disclosure Schedule, Target has written contracts (each of which are listed or summarized in the Target Disclosure Schedule) for all Music Rights owned, licensed, used, marketed, and sold by it, and those licensed to it, Target has not received any notice from any party to such a contract or any third party challenging the enforceability or validity of such a contract, and all such contracts are enforceable in accordance with their terms. Except as set forth in
Section 3.8 of the Target Disclosure Schedule, the Merger will not constitute or be deemed to constitute an assignment of any such Music Rights, require the consent of any third party or otherwise result in the termination or modification of any such Music Rights. Except as set forth in Section 3.8 of the Target Disclosure Schedule, all Music Rights owned by Target were recorded and otherwise prepared in all respects in accordance with the rules and regulations of any unions, guilds and similar associations having jurisdiction. Except as set forth in Section 3.8 of the Target Disclosure Schedule, each Person who has rendered any service or provided any materials in connection with, or has contributed in any way, to the making of the Music Rights owned by Target has the right to grant such rights, render such services or furnish such materials. Except as set forth in Section 3.8 of the Target Disclosure

Schedule, all fees and other payments applicable to or resulting from the creation, recording, manufacture, duplication, and distribution of the Music Rights, including, but not limited to, payments to performers, producers, engineers and others, have been fully and completely paid by Target.

(b) Except as set forth in Section 3.8 of the Target Disclosure Schedule, there are no amounts owed or that will become owing to any holder of rights for royalties arising as a result of the Music Rights, nor has the Target paid an advance in respect of such royalties.

(c) Except as described in Section 3.8 of the Target Disclosure Schedule, Target does not know of or have any reason to believe that any customers of the Target, or any holder of Music Rights, (i) has any complaint or objection with respect to the service or any business practices of the Target or the transactions contemplated hereby which could reasonably be expected to have a Material Adverse Effect, or (ii) will cease to do business, or significantly reduce the business conducted, with Target as a result of the Merger.

3.9      Proprietary Rights and Warranty Claims.

(a) Section 3.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by Target (each a "Target Proprietary Asset" and collectively, the "Target Proprietary Assets") registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Target Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Section 3.9(a)(ii) of the Target Disclosure Schedule identifies and provides a brief description of all other Target Proprietary Assets owned by Target. Section 3.9(a)(iii) of the Target Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to Target by any Person (except for any Proprietary Asset that is licensed to Target under any third party software license generally available to the public at a per unit cost of less than One Thousand Dollars ($1,000)), and identifies the license agreement under which such Proprietary Asset is being licensed to Target. Except as set forth in
Section 3.9(a)(iv) of the Target Disclosure Schedule, Target has good, valid and marketable title to all Target Proprietary Assets identified in Sections 3.9(a)(i) and 3.9(a)(ii) of the Target Disclosure Schedule, free and clear of all liens and other encumbrances, and, except as disclosed in Section 3.9 of the Target Disclosure Schedule, Target has a valid right to use all Proprietary Assets identified in Section 3.9(a)(iii) of the Target Disclosure Schedule in its business as it is currently conducted. Except as set forth in Section 3.9(a)(v) of the Target Disclosure Schedule, Target is not obligated to make any payment to any Person for the use of any Proprietary Asset. Except as set forth in Section 3.9(a)(vi) of the Target Disclosure Schedule, Target has not developed jointly with any other Person any Proprietary Asset with respect to which such other Person has any rights.

(b) Except as set forth in Section 3.9(b) of the Target Disclosure Schedule, Target has taken reasonable and customary measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Target Proprietary Assets (except Target Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Target Proprietary Assets. Except as set forth in the Target Disclosure Schedule, Target has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of any of the Target Proprietary Assets used in or necessary for the conduct of business by Target as currently conducted by Target (except Target Proprietary Assets whose value would be unimpaired by public disclosure).

(c) Except as set forth in Section 3.9(c) of the Target Disclosure Schedule, Target is not infringing, misappropriating or making any unlawful use of, and Target has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person ("Third Party Proprietary Asset"). Except as set forth in Section 3.9(c) of the Target Disclosure Schedule, no other Person is infringing, misappropriating or making any unlawful use of, and no Third Party Proprietary Asset owned or used by any other Person infringes or conflicts with, any Target Proprietary Asset. (d) Except as set forth in Section 3.9(d) of the Target Disclosure Schedule: (i) each Target Proprietary Asset conforms with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of Target; and (ii) there has not been any claim made against Target by any customer or other person alleging that any Target Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by Target to any person) does not conform with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of Target, and there is no basis for any such claim.

(e) Except as set forth in Section 3.9(e) of the Target Disclosure Schedule, Target's Proprietary Assets constitute all the proprietary assets necessary to enable Target to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Section 3.9(e) of the Target Disclosure Schedule, (i) Target has not licensed any of the Target Proprietary Assets to any Person and (ii) Target has not entered into any covenant not to compete or contract limiting its ability to exploit fully any of the Target Proprietary Assets or to transact business in any market or geographical area or with any Person.

3.10 Employee Benefit Plans. Target does not maintain, nor is it obligated to contribute to, any defined benefit pension plan or any employee benefit plan that is subject to either Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA") or the minimum funding standards of ERISA or the Code. Except as set forth in Section 3.10 of the Target Disclosure Schedule, each bonus, incentive, deferred compensation, pension, profit-sharing, retirement, vacation, severance pay, stock purchase, stock option, group insurance and other employee benefit or fringe benefit plans, whether formal or informal (whether written or not), maintained by Target conforms to all applicable requirements, if any, of ERISA. Section 3.10 of the Target Disclosure Schedule lists and describes all such plans.

3.11 Bank Accounts and Receivables. Section 3.11 of the Target Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which Target maintains accounts of any nature and the names of all Persons authorized to draw thereon or make withdrawals therefrom. Section 3.11 of the Target Disclosure Schedule sets forth an accurate and complete breakdown and aging of all accounts receivable, notes receivable, and other receivables of Target as of the date of the Target Balance Sheet. Except as set forth on the Target Disclosure Schedule, all existing accounts receivable of Target (including those accounts receivable reflected on the Target Financial Statements that have not yet been collected and those accounts receivable that have arisen since December 31, 1998 and have not yet been collected) (i) represent valid obligations of customers of Target arising from bona fide transactions entered into in the ordinary course of business, and (ii) are current and to Target's knowledge are collectible when due, net of allowances therefor, without any counterclaim or setoff.

3.12     Contracts.

(a) Section 3.12(a) of the Target Disclosure Schedule identifies each Material document or instrument that is still in effect, to which Target is a party and that relates to the acquisition, transfer, use, development, sharing or licensing of any Music Right or Proprietary Asset.

(b) Except as set forth in Section 3.12(b) of the Target Disclosure Schedule:

(i) Target has no outstanding agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to Target which are Material over the life of any such agreement, contract or commitment;

(ii) Target has no outstanding purchase agreement, contract or commitment that calls for fixed and/or contingent payments by Target that are in excess of the normal, ordinary and usual requirements of Target's business;

(iii) There is no outstanding sales contract, commitment or proposal (including, without limitation, development projects) of Target that Target currently expects (or reasonably should expect) to result in any loss to Target upon completion or performance thereof;

(iv) Target has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium;

(v) Target has no outstanding agreements, contracts or commitments with sales representatives, OEM's, distributors or dealers;

(vi) Target is not restricted by agreement from competing with any Person or from carrying on its business anywhere in the world;

(vii) Target has not guaranteed any obligations of other Persons, or made any agreements to acquire or guarantee any obligations of other Persons, which guaranties or agreements are still in effect, other than agreements entered into in the ordinary course of Target's business pursuant to which Target has sublicensed certain Music Rights and may thereby be deemed to have warranted to its sublicensee the original licensor's performance of its license with Target;

(viii) Target does not have any outstanding loan or advance to any Person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by Target of any sum not reflected in the Target Financial Statements; and

(ix) All contracts, agreements and instruments listed (including any incorporated by reference) in the Target Disclosure Schedule pursuant to Section
3.12 (a) and (b) (the "Target Material Contracts") are valid, binding, in full force and effect, and enforceable by Target in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. To the knowledge of Target, no party to any Target Material Contract intends to cancel, withdraw, modify or amend such contract.

(c) Target has delivered or made available to Acquiror or its Representatives accurate and complete copies of all written Target Material Contracts, including all amendments thereto and any correspondence regarding any dispute with respect thereto. Target has not entered into any Material oral contracts. (d) Except as set forth in Section 3.12(d) of the Target Disclosure Schedule:

(i) Target has not violated or breached, or committed any default under, any Target Material Contract, and to the knowledge of Target, no other Person has violated or breached, or committed any default under, any Target Material Contract;

(ii) No event has occurred, and no circumstance or condition exists, that with respect to Target, or, to the knowledge of Target, with respect to any other party (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Target Material Contract, (B) give any Person the right to declare default or exercise any remedy under any Target Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Target Material Contract; or (D) give any Person the right to cancel, terminate or modify any Target Material Contract;

(iii) There are no unresolved claims between Target and any of its material licensors, vendors, suppliers, distributors, representatives or customers and none of such Persons has advised Target of its intention to cease doing business with Target, or with Acquiror following the Closing Date, whether as a result of the transactions contemplated hereunder or otherwise.

3.13 Compliance With Law. Except as set forth in Section 3.13 of the Target Disclosure Schedule, Target is in compliance in all material respects with all applicable laws and regulations. All licenses, franchises, permits and other governmental authorizations held by Target and which are required for its business are valid and sufficient in all respects for the businesses presently carried on by Target and as set forth in the Target Disclosure Schedule.

3.14     Labor Difficulties; No Discrimination.

(a) Target is not engaged in any unfair labor practice or in violation of any applicable laws respecting employment and employment practices, health and safety, human rights, terms and conditions of employment, and wages and hours.

(b) There is no unfair labor practice complaint against Target actually pending or threatened before a labor relations board.

(c) Except as set forth on Section 3.14 of the Target Disclosure Schedule, there is not and has not been any claim made against Target based on actual or alleged wrongful termination or on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, nor is there any reasonable basis for any such claim.

(d) Target is not aware of any key-Target employee who intends to terminate his or her employment with Target as a result of the Merger or otherwise.

3.15 Insider Transactions. Except as set forth in Section 3.16 of the Target Disclosure Schedule, no Affiliate of Target has any interest in (i) any equipment or other property, real or personal, tangible or intangible, including, without limitation, any Target Music Right or Proprietary Asset, used in connection with or pertaining to the businesses of Target, or (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of products of Target; provided, however, that no such Affiliate or other Person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company whose stock or debt securities are traded on a recognized U.S. stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

3.16 Employees, Independent Contractors and Consultants. Section 3.16 of the Target Disclosure Schedule lists all currently effective written and describes all oral consulting, independent contractor and/or employment agreements and other agreements concluded with individual employees, independent contractors or consultants to which Target is a party and which are Material. True and correct copies of all such written agreements have been provided or made available to Acquiror or its Representatives. All salaries and wages paid by Target are in compliance in all respects with applicable federal, state and local laws.
Section 3.16 of the Target Disclosure Schedule lists the names of all Persons currently employed by Target as well as the salaries and other compensation arrangements (bonus, deferred compensation, etc.) and the accrued vacation time for each such Person.

3.17 Insurance. Section 3.17 of the Target Disclosure Schedule contains a list of the policies of fire, liability and other forms of insurance held by Target. Target has done nothing, either by way of action or inaction, that could reasonably be expected to invalidate such insurance policies in whole or in part.

3.18 Litigation. Except as set forth in Section 3.18 of the Target Disclosure Schedule, there is no suit, action or proceeding which has been served upon or, to the knowledge of Target, threatened against Target (nor is there any reasonable basis therefor), in each case other than immaterial matters, or which questions or challenges the validity of this Agreement or the Transaction Documents. Except as set forth in Section 3.18 of the Target Disclosure Schedule, there is no judgment, decree, injunction, or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Target.

3.19 Subsidiaries. Except as set forth in Section 3.19 of the Target Disclosure Schedule, Target has no subsidiaries. Except as set forth in Section 3.19 of the Target Disclosure Schedule, Target does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, joint venture, firm, association or business organization, entity or enterprise, and Target does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

3.20 Compliance with Environmental Requirements. Target has obtained all permits, licenses and other authorizations which are required under federal, state and local laws applicable to Target and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes. Except as set forth in Section 3.20 of the Target Disclosure Schedule, Target is in compliance with all terms and conditions of the required permits, licenses and authorizations. Except as set forth in
Section 3.20 of the Target Disclosure Schedule, Target is not aware of, nor has Target received written notice of, any conditions, circumstances, activities, practices, incidents, or actions which may form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to Target, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste.

Except as disclosed in Section 3.20 of the Target Disclosure Schedule,

(a) No Environmental Activity has occurred in the business of Target or on or in relation to any premises currently or formerly used by Target which may cause Target to incur expenses or costs for the elimination, neutralization or amelioration of the results of the Environmental Activity or become liable for compensation to any third party.

(b) Target has held its assets, occupied its respective premises, operated its respective businesses and conducted all other activities in compliance with all Environmental Laws. Target has not received any notice of non-compliance with Environmental Laws from any Person or governmental authority and Target does not know of any facts which could reasonably be expected to give rise to any such notice.

(c) There are no underground storage tanks or surface impoundments at, on, or under premises formerly or currently used by Target.

(d) Target has maintained all environmental and operating documents and records substantially in the manner and for the time periods required by any Environmental Laws. Section 3.20 of the Target Disclosure Schedule lists each environmental permit and each Environmental Audit conducted with respect to Target or its premises while occupied by either of them. An "Environmental Audit" shall mean any evaluation, inspection, assessment, study or test performed at the request of or on behalf of a governmental authority, including but not limited to, a public liaison committee, as well as a self-evaluation, whether or not required by Environmental Law.

3.21 Corporate Documents. Target has furnished or made available to Acquiror or its Representatives for their examination all documents requested by Acquiror, including, but not limited to: (i) copies of its charter documents; (ii) its minute book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the stockholders, the board of directors and any committees thereof; (iii) all permits, orders, and consents issued by any regulatory agency with respect to Target, or any securities of Target, and all applications for such permits, orders, and consents; and (iv) the stock transfer books of Target setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of Target are complete and the signatures appearing on all documents contained therein are the true signatures of the Persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

3.22 Accuracy of Information In Proxy Statement. The information furnished by Target to the Target Stockholders to be included in the Proxy Statement to be sent to the Target Stockholders in connection with the solicitation of stockholder consent or proxies for the approval and adoption of this Agreement and the approval and adoption of the Merger shall not, on the date the Proxy Statement is first mailed to the Target stockholders, on any date subsequent thereto and prior to the Effective Time or at the Effective Time, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of consent or proxies which has become false or misleading.

3.23 No Brokers. Except as set forth in Section 3.23 of the Target Disclosure Schedule, neither Target nor any stockholder, officer or director of Target is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

3.24 Accuracy of Documents and Information. The copies of all instruments, agreements, other documents and written information set forth as, or referenced in, the schedules or exhibits to this Agreement or specifically required to be furnished pursuant to this Agreement to Acquiror by Target are complete and correct. No representations or warranties made by Target in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit furnished directly to Acquiror pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein not misleading. There is no fact which materially and adversely affects Target known to Target which has not been expressly and fully set forth in this Agreement or the schedules and exhibits hereto.

4. Representations and Warranties of Acquiror and Sub. Except as otherwise set forth in the "Acquiror Disclosure Schedule," referencing the appropriate section and paragraph numbers, to be provided to Target concurrent with the execution of this Agreement, Acquiror represents and warrants to Target as set forth below. No fact or circumstance disclosed to Target by Acquiror shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the Acquiror Disclosure Schedule.

4.1 Organization. Acquiror and Sub are corporations duly organized, validly existing and in good standing under the laws of their jurisdictions of incorporation and have corporate power and authority to carry on their businesses as they are now being conducted and as they are proposed to be conducted. Acquiror is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary.

4.2 Power, Authority and Validity. Acquiror and Sub have the corporate power and authority to enter into this Agreement and other Transaction Documents to which they are a party and to carry out their obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of Acquiror and Sub, and no other corporate proceedings are necessary to authorize this Agreement or the other Transaction Documents. Acquiror and Sub are not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit or subject to any order or decree, which would be breached or violated in a material manner by or in material conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. This Agreement is, and the other Transaction Documents to which Acquiror and Sub are or will be a party, when executed and delivered by Acquiror and Sub shall be, the valid and binding obligations of Acquiror and Sub, enforceable in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

4.3  Capitalization.

(a) The authorized capital stock of Acquiror as of the date of this Agreement consists of: (i) Two Hundred Million (200,000,000) shares of common stock, not more than Thirty Five Million (35,000,000) shares of which are currently outstanding and (ii) Twenty Million (20,000,000) shares of preferred stock, none of which are issued and outstanding.

(b) All of the outstanding securities of Acquiror have been duly authorized and are validly issued, fully paid and nonassessable. All securities of Acquiror were issued in compliance with applicable securities laws. Except as otherwise set forth in the Acquiror Disclosure Schedule or in the Acquiror Commission Documents (as defined in Section 4.6 below), Acquiror does not have any other shares of its capital stock issued or outstanding and does not have any other outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating Acquiror to issue shares of its capital stock or other securities.

(c)    Acquiror owns all of the outstanding stock of Sub.

4.4 Valid Issuance of Acquiror Common Stock. The shares of Acquiror's Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable and issued in compliance with all applicable federal or state securities laws, free and clear of all liens and preemptive rights.

4.5 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

4.6 Commission Documents; Financial Statements. Acquiror has made available to Target a true and complete copy of its Annual Report on Form 10-K for the year ended June 30, 1999 as filed with the Commission by Acquiror; and, prior to the Effective Time, Acquiror will have made available to Target any additional documents filed with the Commission by Acquiror prior to the Effective Time (collectively, the "Acquiror Commission Documents"). As of their respective filing dates, the Acquiror Commission Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Acquiror Commission Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror Commission Document prior to the date hereof. The financial statements of Acquiror, including the notes thereto, included in the Acquiror Commission Documents (the "Acquiror Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the Commission). The Acquiror Financial statements fairly present the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Acquiror accounting policies except as described in the notes to the Acquiror Financial Statements.

4.7 Accuracy of Information In Proxy Statement. The information furnished by Acquiror to be included in the Proxy Statement to be sent to the Target Stockholders in connection with the solicitation of stockholder consent or proxies for the approval and adoption of this Agreement and the approval and adoption of the Merger shall not, on the date the Proxy Statement is first mailed to the Target stockholders, on any date subsequent thereto and prior to the Effective Time or at the Effective Time, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of consent or proxies which has become false or misleading.

4.8 Accuracy of Documents and Information. No representations or warranties made by Acquiror or Sub in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit furnished directly to Target pursuant to this Agreement, taken as a whole, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein not misleading.

4.9 No Brokers. Except for fees payable to CIBC World Markets Corp., Acquiror is not obligated to pay fees or expenses to any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

5.   Covenants of Target

5.1 Advice of Changes. Target will promptly advise Acquiror in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Target contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any Material adverse change in Target's business, taken as a whole.

5.2 Conduct of Business. Until the Closing, Target will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of Acquiror or as otherwise provided in Section 5.2 of the Target Disclosure Schedule:

(a) borrow any money which borrowings exceed in the aggregate Twenty Five Thousand Dollars ($25,000);

(b) incur any liability other than in the ordinary and usual course of business or in connection with the performance or consummation of this Agreement;

(c) encumber or permit to be encumbered any of its assets except in the ordinary course of its business;

(d) dispose of any of its assets, except inventory in the regular and ordinary course of business;

(e) enter into any lease or contract for the purchase or sale of any property, real or personal except for inventory purchased in the ordinary course of business or other leases or contracts for less than $25,000;

(f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

(g) pay or authorize any bonus, increased salary, or special remuneration to any officer or employee, including any amounts for accrued but unpaid salary or bonuses;

(h) enter into any agreement for the acquisition or license of any Music Rights with advances or minimum future commitments in excess of $25,000;

(i)    adopt or change any accounting methods;

(j) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital, or redeem or otherwise acquire any of its capital stock;

(k) amend or terminate any contract, agreement or license to which it is a party except non-Material agreements in the ordinary course of business or other agreements with an annual value of less than $25,000;

(l)    enter into any other Material contract;

(m) loan any amount to any Person or entity, or guaranty or act as a surety for any obligation;

(n)    waive or release any right or claim;

(o) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock or amend the terms of any agreement regarding the foregoing;

(p) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

(q)    merge, consolidate or reorganize with any entity;

(r) license all or a significant portion of its assets, including, but not limited to, any license of a significant portion of Target's catalog of Music Rights;

(s)    amend its Articles of Incorporation or Bylaws;

(t) make or change (except as required by applicable tax law) any election, change any annual accounting period, file any tax return or amended tax return (other than sales and use tax returns), enter into any closing agreement, settle any tax claim or assessment relating to Target, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to Target, or take any other action or omit to take any action, if any such election, adoption, change, filing, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the tax liability of Target or Acquiror; or

(u) agree to do any of the things described in the preceding clauses of this Section.

5.3 Risk of Loss. Until the Closing and subject to the confidentiality and nonuse provisions hereof, all risk of loss, damage or destruction to Target's assets shall be borne by Target, and the Merger terms described in Section 2 shall, in case of any such loss, damage or destruction, be revised as the parties may agree, or this Agreement shall be terminated in accordance with
Section 11.

5.4 Access to Information. Until the Closing and subject to the confidentiality and nonuse provisions hereof, Target shall allow Acquiror and its Representatives free access upon reasonable notice and during normal working hours to its files, books, records, and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, and personal property and financial condition. Until the Closing, Target shall cause its accountants to cooperate with Acquiror and its Representatives in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

5.5 Regulatory Approvals. Prior to the Closing, Target shall execute and file, or join in the execution and filing, of any application or other document which may be necessary in order to obtain the authorization, approval or consent of any Governmental Body, federal, state or local, which may be reasonably required, or which Acquiror may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Target shall use its best efforts to obtain all such authorizations, approvals and consents.

5.6 Satisfaction of Conditions Precedent. Target will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 10, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

5.7 Equity Compensation Arrangements. Prior to the Closing, any obligation of Target to issue stock, warrants or options which have been offered or promised to the employees of Target shall have been fulfilled or been terminated to the satisfaction of Acquiror.

5.8 Stockholder Consent. Prior to the Closing, Target will submit this Agreement, the Certificate of Merger and related matters to its stockholders for consideration and approval and the Board of Directors of Target will recommend such approval to the Target Stockholders.

6.   Covenants of Acquiror and Sub.

6.1 Advice of Changes. Acquiror will promptly advise Target in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Acquiror contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, and (ii) of any material adverse change in Acquiror's business, taken as a whole.

6.2 Regulatory Approvals. Prior to the Closing, Acquiror and Sub shall execute and file, or join in the execution and filing, of any application or other document which may be necessary in order to obtain the authorization, approval or consent of any Governmental Body, federal, state or local, which may be reasonably required, or which Target may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Such Persons and entities shall use their best efforts to obtain all such authorizations, approvals and consents.

6.3 Satisfaction of Conditions Precedent. Acquiror will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 9, and Acquiror will use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

6.4  Stock Options and Warrants.

(a) At the Effective Time, each outstanding option to purchase Target Stock (a "Target Option") under the Target 1997 and 1999 Stock Option Plans (the "Target Option Plan"), whether vested or unvested, shall be assumed by Acquiror and deemed to constitute an option (an "Acquiror Option") to acquire, on the same terms and conditions as were applicable under the Target Option, the same number of shares of Acquiror Common Stock as the holder of such Target Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to (i) the aggregate exercise price for the shares of Target Common Stock otherwise purchasable pursuant to such Target Option divided by (ii) the number of full shares of Acquiror Common Stock deemed purchasable pursuant to such Acquiror Option in accordance with the foregoing; provided,
                                                                   --------
however, that, in the case of any Target Option to which Section 422 of the Code
-------
applies

("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

(b) Within a reasonable time after the Effective Time, Acquiror shall deliver to the participants in the Target Option Plan appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to the Target Option Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section after giving effect to the Merger). Acquiror shall comply with the terms of the Target Option Plan and use reasonable commercial efforts to ensure, to the extent required by, and subject to the provisions of, such Target Option Plan and Sections 422 and 424(a) of the Code, that Target Options which qualified as incentive stock options prior the Effective Time continue to qualify as incentive stock options after the Effective Time.

(c) Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of Target Options assumed in accordance with this Section.

(d) Each Target Warrant, to the extent outstanding at the Effective Time, whether or not exercisable and whether or not vested at the Effective Time, shall remain outstanding at the Effective Time. At the Effective Time, Target Warrants shall, by virtue of the Merger and without any further action on the part of Target or the holder of any of Target Warrants (unless further action may be required by the terms of any of Target Warrants), be assumed by Acquiror and each Target Warrant assumed by Acquiror shall be exercisable upon the same terms and conditions as under the applicable warrant agreements with respect to such Target Warrants, except that (A) each such Target Warrant shall be exercisable for that whole number of shares of Acquiror Common Stock (rounded down to the nearest whole share) into which the number of shares of Target Common Stock subject to such Target Warrant would be converted under Section 2.2(b), and (B) the exercise price per share of Acquiror Common Stock shall be an amount equal to the exercise price per share of Target Common Stock subject to such Target Warrant in effect immediately prior to the Effective Time divided by the applicable Exchange Ratio (the exercise price per share, so determined, being rounded to the nearest full cent). From and after the Effective Time, all references to Target in the warrant agreements underlying Target Warrants shall be deemed to refer to Acquiror. Acquiror shall (i) on or prior to the Effective Time, reserve for issuance the number of shares of Acquiror Common Stock that will become subject to warrants to purchase Acquiror Common Stock ("Acquiror Warrants") pursuant to this Section 7.4(d), (ii) from and after the Effective Time, upon exercise of the Acquiror Warrants in accordance with the terms thereof, make available for issuance all shares of Acquiror Common Stock covered thereby and (iii) promptly following the Effective Time, issue to each holder of an outstanding Target Warrant a document evidencing the foregoing assumption by Acquiror.

(e) In addition to any options and warrants assumed pursuant to the terms hereof, Acquiror shall grant to employees of Target designated by Acquiror after consultation with Target options to purchase not less than 500,000 shares of Acquiror Common Stock. Such options shall be granted effective as of the Effective Time and shall be in accordance with the standard terms and conditions of options granted to employees of Acquiror pursuant to its stock option plans.

(f) Acquiror shall file a registration statement on Form S-8 for the shares of Acquiror Common Stock issuable with respect to assumed Target Stock Options so that such registration statement will become effective on or before the 180th day following the Closing Date, and shall maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding. Notwithstanding the registration of such Acquiror Common Stock, no Person may sell or otherwise transfer any shares of Acquiror Common Stock issued with respect to assumed Target Stock Options within the 180-day period commencing on the Closing Date.

6.5  Employees, Employee Benefits.

(a) Acquiror agrees that individuals who are employed by the Target as of the Effective Time shall become employees of the Surviving Corporation following the Effective Time (each such employee, an "Affected Employee"); provided, however, that nothing contained in this Section 7.8 shall require the Surviving Corporation to continue the employment of any Affected Employee for any period of time following the Effective Time.

(b) To the extent permitted under any applicable Acquiror employee benefit plans or arrangements, Acquiror shall, or shall cause the Surviving Corporation to, give Affected Employees full credit for purposes of eligibility, vesting and determination of the level of benefits (but not for the purpose of benefit accrual under any defined benefit plan) under any employee benefit plans or arrangements maintained by the Acquiror, the Surviving Corporation or any Subsidiary of the Acquiror for such Affected Employees' service with the Target or any Subsidiary of the Target to the same extent recognized by the Target immediately prior to the Effective Time.

(c) Acquiror shall use reasonable efforts to the extent permitted by such welfare benefit plans, to, or to cause the Surviving Corporation to (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such Affected Employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such Affected Employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such Affected Employees are eligible to participate in after the Effective Time.

(d) Following the Effective Date, Acquiror agrees to indemnify Target's officers and members of Target's board of directors to the extent that Target is currently obligated, by any statute, bylaw, or agreement, to indemnify such officers and directors with respect to actions taken by such officers and directors prior to the Effective Date.

6.6 Observation Rights; Board Representation. For the twelve (12) months following the Effective Date, Acquiror shall permit one Person designated by the holders of a majority of the Target Shares (the "Observer") to attend all meetings of Acquiror's Board of Directors, in a non-voting observer capacity, and, in this respect, Acquiror shall, at its expense, give the Observer copies of all notices, minutes, consents and other materials that it provides to its directors in connection with such Board of Director meetings at the same time as such notices are given to Board members; provided, however, that the Observer shall agree to hold in confidence and trust all information so provided to the same extent as if he was a member of Acquiror's Board of Directors. The foregoing provisions shall not be interpreted to preclude meetings to be held by telephone conference and actions to be taken by written consent. Upon the Effective Date, Acquiror shall take all actions necessary to appoint and elect a mutually agreeable representative of Target to Acquiror's Board of Directors.

6.7 Loan. In the event the Merger is not consummated prior to January 10, 2000, Acquiror shall lend Target $3,000,000 within five business days of a request for such loan made by Target. The loan amount, including principal and interest at 2% above prime, will be due in full at the earlier of the consummation of the Merger or one year following the date of this Agreement. The loan shall be secured by the accounts receivable of Target.

7.   Mutual Covenants.

7.1 Confidentiality. Each party acknowledges that in the course of the performance of this Agreement, it may obtain the Confidential Information of the other party. The Receiving Party shall, at all times, both during the term of this Agreement and thereafter, keep in confidence and trust all of the Disclosing Party's Confidential Information received by it. The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as expressly permitted under the terms of this Agreement or by a separate written agreement. The Receiving Party shall take all reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party's Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized Persons. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any Person or entity other than its Representatives who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into confidentiality agreements with such Person's employer which protects the Confidential Information of the Disclosing Party. The Receiving Party shall promptly give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party's Confidential Information. The Receiving Party agrees to assist the Disclosing Party to remedy such unauthorized use or disclosure of its Confidential Information, which remedies shall include injunctive relief without the necessity of posting a bond or proving damages. These obligations shall not apply to the extent that Confidential Information includes information which:

(a) is already known to the Receiving Party at the time of disclosure, which knowledge the Receiving Party shall have the burden of proving;

(b) is, or, through no act or failure to act of the Receiving Party, becomes publicly known;

(c) is received by the Receiving Party from a third party without restriction on disclosure;

(d) is independently developed by the Receiving Party without reference to the Confidential Information of the Disclosing Party, which independent development the Receiving Party will have the burden of proving;

(e)  is approved for release by written authorization of the Disclosing Party;
or

(f) is required to be disclosed by a government agency to further the objectives of this Agreement or by a proper order of a court of competent jurisdiction; provided, however that the Receiving Party will use its best efforts to minimize such disclosure and will consult with and assist the Disclosing Party in obtaining a protective order prior to such disclosure.

7.2 Exclusivity. Until the earlier of the Closing Date or the termination of this Agreement, Target agrees that it will not (and that it will use best efforts to assure that its employees, agents and affiliates do not on its behalf) discuss or enter into any agreement concerning the sale or acquisition of Target, its stock (including by means of any public offering thereof, but excluding issuance of stock and options to employees in the ordinary course of business consistent with past practices) or a substantial part of its assets with any party other than Acquiror (any of the foregoing transactions, an "Acquisition Transaction"), and that any such discussions presently in progress will be terminated or suspended during that period. Target represents and warrants that it has the legal right to terminate or suspend any such pending negotiations and agrees to indemnify Acquiror, its representatives and agents from and against any claims by any party to such negotiations based upon or arising out of the discussion or any consummation of the Merger. Target shall notify Acquiror no later than 24 hours after receipt by Target (or its advisors) of any proposal for any Acquisition Transaction or any request for nonpublic information in connection with an Acquisition Transaction or for access to the properties, books or records of Target by any person or entity that informs Target that it is considering making, or has made, a proposal with respect to an Acquisition Transaction. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact

7.3 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

7.4 Tax-Free Organization. Each party shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

7.5 Proxy Statement; Registration Statement. As promptly as practicable after the execution of this Agreement, Acquiror and Target shall prepare and file with the Commission the Proxy Statement, and Acquiror shall prepare and file with the Commission the Registration Statement, in which the Proxy Statement will be included as a prospectus. Acquiror and Target shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable. The Proxy Statement shall include the recommendation of the Board of Directors of Target in favor of this Agreement and the Merger and the recommendation of the Board of Directors of Acquiror in favor of the issuance of shares of Acquiror Common Stock pursuant to the Merger. Acquiror and Target shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and applicable state blue sky laws and the rules and regulations thereunder. To the extent the issuance of Acquiror Shares pursuant to the Merger to any stockholder of the Target agreeing to vote in favor of the Merger pursuant to Section 5.8 are not permitted by the rules and regulations of the SEC to be registered on the Registration Statement, Acquiror will use its best efforts to register such issuance of Acquiror Shares to such stockholders of the Company on a Form S-3 or other appropriate form.

7.6 Stockholder Meetings. Acquiror and Target each shall call a meeting of its respective stockholders, subject to the provisions of applicable law, to be held as promptly as reasonably practicable for the purpose of voting upon, in the case of Target, the adoption of this Agreement and the approval of the Merger and, in the case of Acquiror, the issuance of shares of Acquiror Common Stock pursuant to the Merger. Acquiror and Target will, through their respective Board of Directors, recommend to their respective stockholders approval of such matters and will coordinate and cooperate with respect to the timing of such meetings and shall use all reasonable efforts to hold such meetings as soon as reasonably practicable after the date hereof; provided, however, that the parties shall notice such meetings for the same day, with Acquiror's meeting to be held before Target's meeting. Subject to applicable law, each party shall use its reasonable efforts to solicit from its stockholders proxies in favor of such matters.

8.   The Closing.

8.1 Merger. On the date of the Closing, but not prior to the Closing, the Certificate of Merger shall be filed with the office of the Secretary of State of the State of Delaware and the merger of Sub with and into Target shall be consummated.

8.2  Additional Documents.

(a) At any time and from time to time at or after the Closing, the parties shall at the request of the other party execute and deliver or cause to be executed and delivered all such assignments, consents and other documents and take or cause to be taken all such other actions as either party may reasonably deem necessary or desirable, in order to more fully and effectively carry out the intents and purposes of this Agreement.

(b) Target shall execute and deliver to Acquiror a statement meeting the requirements of Treasury Regulation Section 1.897-2(h)(2) stating that interests in Target are not United States real property interests.

9.   Conditions to Target's Obligations.

     Target's obligations to effect the Merger are subject to the fulfillment or satisfaction on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Target, but only in a writing signed by Target):

9.1 Accuracy of Representations and Warranties. The representations and warranties of Acquiror and Sub set forth in Section 4 shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing and the conditions to Target's obligations set forth under Sections 9.1, 9.2, 9.3 and 9.4 shall have been satisfied. Target shall receive a certificate to such effect from an executive officer of Acquiror.

9.2 Covenants. Acquiror and Sub shall have performed and complied with all of their covenants contained in this Agreement to be performed on or before the Closing, and Acquiror shall deliver to Target a certificate executed by an executive officer of Acquiror at Closing stating that such condition has been satisfied.

9.3 No Litigation. On and as of the Closing, no litigation or proceeding shall be threatened or pending against Acquiror for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement or which would have a material adverse effect on the business, liabilities, income, property, operations or prospects of Acquiror subsequent to the Closing.

9.4 Authorizations. Target shall have received from Acquiror and Sub written evidence that the execution, delivery and performance of Acquiror and Sub's obligations under this Agreement and the Certificate of Merger have been duly and validly approved and authorized by the Board of Directors and stockholders, respectively, of Acquiror and Sub.

9.5 No Adverse Development. There shall be no order, decree, or ruling by any court or Governmental Body or threat thereof or any other fact or circumstance, which could reasonably be expected to prohibit or render illegal or have a material adverse effect on the business, prospects, liabilities, income, property, assets or operations of Acquiror subsequent to the Closing. Acquiror shall not have sustained a loss, whether or not insured, by reason of physical damage caused by fire, flood or earthquake, accident or other calamity which materially affects the Acquiror's financial position or its ability to carry on its business as proposed to be conducted. There shall have been no other event which has a material and adverse effect on Acquiror's assets, business, liabilities, income, property, assets, prospects or operations subsequent to the Closing.

9.6 Government Consents. There shall have been obtained at or prior to the date of Closing such permits or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken, including, but not limited to, compliance with applicable state and federal securities laws.

9.7 Opinion of Acquiror's Counsel. Target shall have received from counsel to Acquiror, an opinion substantially in the form attached hereto as Exhibit E.

9.8 Stockholder Approvals. This issuance of shares of Acquiror Common Stock in the Merger shall have been approved by the minimum vote required under the rules of the National Association of Securities Dealers, Inc.

9.9 Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

10.  Conditions to Acquiror and Sub's Obligations.

          Acquiror's and Sub's obligations to effect the Merger are subject to the fulfillment or satisfaction on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Acquiror, but only in a writing signed by Acquiror):

10.1 Accuracy of Representations and Warranties. The representations and warranties of Target contained in Section 3 and of certain Target Stockholders in certain Shareholder Voting Agreements of even date herewith shall be true in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing and the conditions to Acquiror's and Sub's obligations set forth under Sections 10.1, 10.2, 10.3 and 10.4 shall have been satisfied. Acquiror shall receive a certificate to such effect from an executive officer of Target.

10.2 Covenants. Target shall have performed and complied with all of its covenants set forth in this Agreement on or before the Closing.

10.3 No Litigation. On and as of the Closing, no litigation or proceeding shall be threatened or pending against Target for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which would have a material adverse effect on the business, liabilities, income, property, operations or prospects of Target subsequent to the Closing.

10.4 Authorizations. Acquiror shall have received from Target written evidence that (i) the execution, delivery and performance of this Agreement and the Certificate of Merger have been duly and validly approved and authorized by its Board of Directors and (ii) not less than ninety-five percent (95%) of Target Shares held by the Target Stockholders have approved this Agreement, the Merger and the transactions contemplated hereby and thereby.

10.5 No Adverse Development. There shall be no order, decree, or ruling by any court or Governmental Body or threat thereof or any other fact or circumstance, which could reasonably be expected to prohibit or render illegal or have a material adverse effect on the business, prospects, liabilities, income, property, assets or operations of Target subsequent to the Closing. Target shall not have sustained a loss, whether or not insured, by reason of physical damage caused by fire, flood or earthquake, accident or other calamity which materially affects the Target Balance Sheet or its ability to carry on its business as proposed to be conducted. There shall have been no other event which has a material and adverse effect on Target's assets, business, liabilities, income, property, assets, prospects or operations subsequent to the Closing.

10.6 Required Consents.

(a) Acquiror shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by Acquiror's legal counsel to provide for the continuation in full force and effect of any and all contracts and leases of Target, except where the failure to obtain such consent, assignment, waiver, authorization or other certificate would not have a material adverse effect on Target's business.

(b) Target shall have obtained and provided Acquiror with certified copies of all approvals and consents by the stockholders of Target listed on Schedule 3.3 or otherwise contemplated by the Proxy Statement.

10.7 Opinion of Target's Counsel. Acquiror shall have received from counsel to Target, an opinion substantially in the form attached hereto as Exhibit F.

10.8 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken, including, but not limited to, compliance with applicable state and federal securities laws. All waiting periods required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated.

10.9 Employment Offers and Other Agreements. Each of the officers and key employees of Target shall have entered into non-compete agreements with Acquiror in substantially the same form as attached hereto as Exhibit C and employment letters in form and substance agreeable to Acquiror; substantially all other employees and consultants of Target as of the Closing shall have accepted employment (or consultant positions, as appropriate) with Acquiror or Target on terms satisfactory to Acquiror; such employees and consultants shall have entered into confidentiality and inventions agreements in Acquiror's standard form.

10.10 Transaction Costs. Target shall have a delivered a certificate confirming all Transaction Costs (as hereinafter defined) payable by Target or the Target Shareholders.

10.11 Stockholder Approvals. This Agreement shall have been adopted and the Merger shall have been approved by the affirmative vote of the holders of a majority of the shares of Target Common Stock outstanding as of the record date for the Target Stockholders Meeting, and the issuance of shares of Acquiror Common Stock in the Merger shall have been approved by the minimum vote required under the rules of the National Association of Securities Dealers, Inc.

10.12 Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

11.  Termination of Agreement.

11.1 Mutual Agreement. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto.

11.2 Failure to Fulfill Conditions. Either Acquiror or Target may terminate this Agreement if the Merger has not been consummated within one hundred and twenty
(120) days of the date of this Agreement or such shorter period as may be reasonable in the event of breach by one party which is not cured within thirty
(30) days of the date of such breach (provided that the right to terminate this Agreement under this Section shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date). Any termination of this Agreement under this Section shall be effective by the delivery of notice of the terminating party to the other parties hereto.

11.3 No Liability. Any termination of this Agreement pursuant to this Section shall be without further obligation or liability upon any party in favor of any other party hereto.

11.4 Effect of Termination. The termination of the Agreement pursuant to this Section shall terminate all sections hereof other than Section 7.1.

12.  Indemnification.

12.1 Survival of Representations.

(a) The representations and warranties made by Target under Section 3 hereof, the representations and warranties of certain Target Stockholders in the Shareholder Voting Agreement, and the representations and warranties set forth in any certificate delivered by Target in connection with this Agreement shall survive the Closing and shall remain in full force and effect and shall survive until the end of the Indemnification Period and shall survive thereafter only with respect to any claims made prior to the end of the Indemnification Period.

(b) The representations, warranties, covenants and obligations of Target, and the rights and remedies that may be exercised by the Indemnitees (as defined herein), shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

(c) For purposes of this Agreement, each statement or other item of information set forth in the Target Disclosure Schedule shall be deemed to be a representation and warranty made by Target in this Agreement.

12.2 Indemnification by Target Stockholders.

(a) From and after the Closing Date, the Target Stockholders shall be jointly and severally liable for and shall hold harmless and indemnify Acquiror and the Surviving Corporation (each an "Indemnitee") from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 3 hereunder or in any certificate delivered by Target in connection with this Agreement; (ii) any breach of any covenant or obligation of Target or the Target Stockholders hereunder or pursuant to any agreement delivered in connection herewith; or (iii) any Legal Proceeding relating to any inaccuracy, breach or expense of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section if such Indemnitee is the prevailing party in any such Legal Proceeding).

(b) If the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Acquiror shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

(c) No Indemnitee shall have the right to be indemnified pursuant to this Section unless and until the Indemnitees together shall have incurred on a cumulative basis from and after the Closing Date aggregate Damages in an amount not less than $250,000 whereupon the Target Stockholders shall be obligated to indemnify against all Damages.

(d) Notwithstanding anything to the contrary set forth herein, except with respect to breaches of Section 7.1 hereof or claims for fraud or intentional misrepresentation, the indemnity provisions set forth in this Section shall be Acquiror's sole and exclusive remedy related to claims following the closing of the acquisition transaction described herein and the maximum liability of each of the Target Stockholders shall be limited to the Acquiror Shares issuable to such stockholder which are deposited into escrow pursuant to the terms hereof.

(e) In the event of any withdrawal from the Indemnity Escrow to satisfy any claim for damages or to pay any Excess Target Transaction Costs, the Acquiror Shares shall be valued based upon the average closing price for Acquiror Common Stock for the twenty trading days prior to the Closing.

12.3 No Contribution. The Target Stockholders shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation which they have in their capacity as stockholders in connection with any indemnification obligation or any other liability to which it may become subject under or in connection with this Agreement or any certificate delivered by Target in connection with this Agreement.

12.4 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Acquiror or against any other Person) with respect to which the Target Stockholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section, the procedure set forth below shall be followed.

(a) Notice. Acquiror shall give prompt written notice of the commencement of any such Legal Proceeding against Acquiror or the Surviving Corporation for which indemnity may be sought; provided, however, that any failure on the part of Acquiror to so notify Target shall not limit any of the obligations of Target under this Section unless the ability to defend such claim is materially prejudiced by such failure or delay. The Indemnification Period shall be tolled solely with respect to a particular claim for the period beginning on the date the Target Stockholders receive written notice of that claim until the final resolution of such claim so long as such claim is made within the Indemnification Period.

(b) Defense of Claim. The Indemnitee shall have the right to be represented by counsel of its choice and to defend or otherwise control the handling of any claim, or Legal Proceeding for which indemnity is sought. If the Indemnitee so proceeds with the defense of any such claim or Legal Proceeding:

(i) all expenses relating to the defense of such claim or Legal Proceeding (whether or not incurred by the Indemnitee) shall be borne and paid exclusively by the Target Stockholders;

(ii) the Target Stockholders shall make available to the Indemnitee any non-privileged documents and materials in the possession or control of the Target Stockholders that may be necessary to the defense of such claim or Legal Proceeding except for documents or materials which are sealed by a court order or are subject to a nondisclosure agreement prohibiting disclosure by the Target Stockholders;

(iii) the Indemnitee shall keep the Target Stockholders informed of all material developments and events relating to such claim or Legal Proceeding; and

(iv) the Target Stockholders shall have the right to participate in the defense of such claim or legal proceeding at their sole cost and expense; and

(v) the Indemnitee shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the written consent of the Target Stockholders; provided, however, that the Target Stockholders shall not unreasonably withhold such consent.

12.5 Indemnity Escrow. At the Effective Time, Acquiror shall not distribute to Target Stockholders, but shall retain as the "Indemnity Escrow", ten percent (10%) of the Acquiror Shares (the "Indemnity Escrow Holdback"). The Indemnity Escrow Holdback shall be withheld on a pro rata basis from the Target Stockholders who otherwise are entitled to such amounts at the Effective Time and shall be governed by the terms set forth herein and in an escrow agreement (the "Indemnity Escrow Agreement") in substantially the form attached hereto as Exhibit B. The
---------

Indemnity Escrow shall be available to pay any Excess Target Transaction Costs, compensate the Indemnitees for any loss, to the extent of the amount of Damages that such Indemnitee has incurred and which are subject to indemnification hereunder.

12.6  Stockholder Representative.

(a) By virtue of their approval of this Agreement, the Target Stockholders will be deemed to have irrevocably constituted and appointed, effective as of the Effective Time, Howard A. Tullman (the "Stockholder Representative"), as their true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement or the Indemnity Escrow Agreement, to exercise all or any of the powers, authority and discretion conferred on him under any such agreement, to waive any terms and conditions of any such agreement, to give and receive notices and communications, to authorize delivery to Acquiror of the Indemnity Escrow Holdback or other property from the Indemnity Escrow in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Indemnity Escrow from time to time upon not less than ten (10) days' prior written notice to Acquiror. The Stockholder Representative shall receive no compensation for his services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from each of the Target Stockholders. This power of attorney is coupled with an interest and is irrevocable.

(b) The Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative while acting in good faith and not in a manner constituting gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Target Stockholders shall severally indemnify the Stockholder Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of such Stockholder Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

13.   Miscellaneous.

13.1 Governing Laws. It is the intention of the parties hereto that the internal laws of the State of Delaware (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

13.2 Binding upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

13.3 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

13.4 Entire Agreement. This Agreement, the exhibits and schedules hereto, the documents referenced herein, and the exhibits and schedules thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

13.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

13.6 Expenses. Except as provided to the contrary herein, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto. In the event the Merger is consummated, all Target Transaction Costs in excess of $1,500,000 ("Excess Transaction Costs") shall be deemed to be expenses of the Target Stockholders, shall be borne by the Target Stockholders, but shall be paid by Acquiror. Target shall present a good faith estimate of such Target Transaction Costs prior to the closing of the Acquisition. Any Excess Target Transaction Costs may be deducted as a claim against the Indemnity Escrow.

13.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

13.8 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

13.9 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto.

13.10 No Waiver. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

13.11 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

13.12 Notices. Any notice provided for or permitted under this Agreement will be treated as having been received (a) when delivered personally, (b) when sent by confirmed telex or telecopy, (c) one (1) day following when sent by commercial overnight courier with written verification of receipt, or (d) three (3) days following when mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section:

      Target or the                   Tunes.com Inc.
      Stockholder                     640 North LaSalle Street Suite 560
      Representative:                 Chicago, IL 60610
                                      Facsimile:  (312) 654-1099
                                      Attention: President

      With copy to:                   Freeborn & Peters
                                      311 South Wacker Drive
                                      Chicago, IL 60606
                                      Facsimile: (312) 360-6575
                                      Attention: Richard R. Dennerline

      Acquiror or Sub:                Emusic.com Inc.
                                      1991 Broadway, 2nd Floor
                                      Redwood City, CA 94036
                                      Facsimile:  (650) 216-1610
                                      Attention: President

       With copy to:                  Gray Cary Ware & Freidenrich LLP
                                      400 Hamilton Avenue
                                      Palo Alto, CA 94301
                                      Facsimile:  (650) 327-3699
                                      Attention: Andrew Zeif

13.13  Time. Time is of the essence of this Agreement.

13.14 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

13.15 No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section.

13.16 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

13.17 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

13.18 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

EMUSIC.COM INC.                                TUNES.COM INC.


By:    /s/  Gene Hoffman, Jr.                  By:    /s/ Howard A. Tullman
       --------------------------                     --------------------------
Name:  Gene Hoffman, Jr.                       Name:  Howard A. Tullman
Title: President and Chief                     Title: Chairman and CEO
       Executive Officer


GNB CORPORATION


By:    /s/  Gene Hoffman, Jr.
       --------------------------
Name:  Gene Hoffman, Jr.
Title: President and Chief
       Executive Officer



            [SIGNATURE PAGE FOR AGREEMENT AND PLAN OF REORGANIZATION]